Exhibit 99.1

AMENDED AND RESTATED JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This Amended and Restated Agreement (this “Agreement”) is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” Each Joint Filer agrees that a statement of beneficial ownership as required by Section 13(d) of the Exchange Act and the rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, with respect to his or her ownership of the Class A Common Stock and Class B Common Stock of First Interstate BancSystem, Inc., and that said joint filing may thereafter be amended by further joint filings. Each Joint Filer states that he or she satisfied the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby execute and deliver this Agreement as of this 21st day of February 2020.

JOINT FILERS

*
James R. Scott, Jr.

*
Jeremy Scott

*
Jonathan R. Scott

*
Sandra A. Scott Suzor

*
Risa K. Scott

N Bar 5, Limited Partnership

By:	*
Name:	Risa K. Scott
Title:	Managing General Partner

*
James R. Scott

*
John M. Heyneman, Jr.

*
Thomas W. Scott

*
Homer A. Scott, Jr.

*
Susan S. Heyneman

*By:	/s/ TIMOTHY LEUTHOLD
Timothy Leuthold, as attorney-in-fact